As filed with the U.S. Securities and Exchange Commission on January 15, 2025
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PANGAEA LOGISTICS SOLUTIONS LTD.
(Exact name of registrant as specified in its charter)
Bermuda (State or other jurisdiction of incorporation or organization)	4412 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)
Pangaea Logistics Solutions Ltd. 109 Long Wharf Newport, Rhode Island 02840 (401) 846-7790
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Gianni Del Signore Pangaea Logistics Solutions Ltd. 109 Long Wharf Newport, Rhode Island 02840 (401) 846-7790
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)
Copies to: Edward Horton, Esq. Seward & Kissel LLP One Battery Park Plaza New York, NY 10004 Telephone: (212) 574-1200

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ❑
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ❑
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ❑
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ❑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ❑
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-of the Exchange Act.
Large accelerated filer ❑	Accelerated filer ☒	Non-accelerated filer ❑ (Do not check if a smaller reporting company)	Smaller reporting company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ❑

EXPLANATORY NOTE
We are filing this Registration Statement on Form S-3 (this “Registration Statement”) to satisfy our obligations under (i) the investor and registration rights agreement, dated as of December 30, 2024 (the “Investor Rights Agreement”), by and between Pangaea Logistics Solutions Ltd., a Bermuda (the “Company”), and Strategic Shipping Inc. (“SSI” or the “Selling Shareholder”).
On December 30, 2024, the Company received shareholder approval for purposes of Nasdaq Listing Rule 5635 to issue more than 20% of the Company’s outstanding common shares. The Company is registering hereunder the resale of 18,359,342 common shares, 18,059,342 of which were issued to the Selling Shareholder pursuant to that certain Agreement and Plan of Merger, dated September 23, 2024, as described more fully elsewhere in this Registration Statement, in a private transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof.

The information in this prospectus is not complete and may be changed. The Selling Shareholder may not offer or sell these securities until the Registration Statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to Completion, dated January 15, 2025
PROSPECTUS
Pangaea Logistics Solutions Ltd.
18,359,342 Common Shares Offered by the Selling Shareholder
The Selling Shareholder may offer, from time to time, of up to 18,359,342 common shares directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the Selling Shareholder will be responsible for underwriting discounts or commissions or agents’ commissions. See the sections entitled “Plan of Distribution” and “About this Prospectus” for more information.
Our common shares are currently quoted on the Nasdaq Capital Market (“Nasdaq”) under the symbol “PANL”.
We are not selling any common shares under this prospectus and will not receive any proceeds from the sale by the Selling Shareholder of the common shares. However, we will pay the expenses, other than underwriting discounts and commissions, associated with the sale of securities by the Selling Shareholder pursuant to this prospectus.
Our registration of the common shares covered by this prospectus does not mean that the Selling Shareholder will offer or sell any of the common shares. The Selling Shareholder may offer and sell the common shares covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Shareholder may sell the securities in the section entitled “Plan of Distribution.” You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.
Investing in our common shares involves risk. See “Risk Factors” beginning on page 5 of this Prospectus to read about factors you should consider before investing in our common shares.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this Prospectus is                 , 2025

TABLE OF CONTENTS
Page
ABOUT THIS PROSPECTUS	1
PROSPECTUS SUMMARY	3
RISK FACTORS	5
FORWARD-LOOKING STATEMENTS	7
USE OF PROCEEDS	8
CAPITALIZATION	9
SELLING SHAREHOLDER	10
PLAN OF DISTRIBUTION	13
DESCRIPTION OF SHARE CAPITAL	15
LEGAL MATTERS	17
EXPERTS	17
WHERE YOU CAN FIND ADDITIONAL INFORMATION	17
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	18

v

ABOUT THIS PROSPECTUS
This prospectus is part of the Registration Statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, the Selling Shareholder may, from time to time, offer and sell, as applicable, the common shares described in this prospectus in one or more offerings. The Selling Shareholder may use the shelf Registration Statement to sell up to an aggregate of up to 18,359,342 common shares. This prospectus provides you with a general description of our common shares that the Selling Shareholder may sell. More specific terms of any common shares that the Selling Shareholder offers and sells may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.
Any prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any of our common shares, you should read carefully both this prospectus and, if applicable, any prospectus supplement, together with the additional information described below.
This prospectus and any prospectus supplement are part of the Registration Statement we filed with the SEC and do not contain all the information in the Registration Statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. For further information about us or our common shares offered hereby, you should refer to the Registration Statement, which you can obtain from the SEC as described below under “Where You Can Find Additional Information.”
Neither we nor the Selling Shareholder have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Shareholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part. Before making an investment decision, you should read, in addition to this prospectus and the Registration Statement, any documents that we incorporate by reference in this prospectus, as referred to under “Where You Can Find More Information,” and you may obtain copies of those documents as described below.
Unless otherwise indicated, all references in this prospectus to the “Company,” “Pangaea,” “we,” “our,” “us” and like terms refer collectively to Pangaea Logistics Solutions Ltd. and its consolidated subsidiaries.
Unless otherwise indicated, all dollar references in this prospectus are to U.S. dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.

Common shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 and the Exchange Control Act of 1972, and related regulations of Bermuda which regulate the sale of securities in Bermuda. In addition, specific, permission is required from the Bermuda Monetary Authority, or the BMA, pursuant to the provisions of the Exchange Control Act of 1972 and related regulations, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA in its policy dated June 1, 2005 provides that, where any equity securities, including our common shares, of a Bermuda company are listed on an appointed stock exchange, general permission is given for the issue and subsequent transfer of any securities of such company from and/or to a non-resident of Bermuda, for so long as any equity securities of such company remain so listed. NASDAQ is an appointed stock exchange under Bermuda law. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in granting such permission, the BMA accepts no responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus or any prospectus supplement. Neither this prospectus nor any prospectus supplement needs to be filed with the Registrar of Companies in Bermuda in accordance with Part III of the Companies Act 1981 of Bermuda, or the Companies Act, pursuant to provisions incorporated therein following the enactment of the Companies and Partnerships (Electronic Registry) Amendment Act 2020. Such provisions state that Part III of the Companies Act shall not apply to any exempted company under the Companies Act. We are an exempted company under the Companies Act.

PROSPECTUS SUMMARY
The following summary highlights information contained elsewhere in this prospectus or incorporated by reference into this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2023, and our other filings with the SEC listed in the section of this prospectus entitled “Incorporation of Certain Information by Reference.” This summary does not contain all of the information that you should consider before investing in our common shares. You should read this entire prospectus, including the section entitled “Risk Factors,” and our financial statements and the notes thereto in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, which are incorporated by reference herein, before making an investment decision.
Overview
The Company provides seaborne drybulk logistics and transportation services. Pangaea utilizes its logistics expertise to service a broad base of industrial customers who require the transportation of a wide variety of drybulk cargoes, including grains, coal, iron ore, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite and limestone. The Company addresses the logistics needs of its customers by undertaking a comprehensive set of services and activities, including cargo loading, cargo discharge, vessel chartering, voyage planning, and vessel technical management.
Business Overview and Recent Developments
The Company provides logistics and transportation services to clients utilizing an ocean-going fleet of motor vessels (“m/v”) in the Handysize, Handymax, Supramax, Ultramax and Panamax segments. At any time, this fleet may be comprised of a total of 45-60 vessels that are owned or chartered-in on a short-term basis. During 2024, the Company operated 41 vessels which were wholly-owned or partially-owned through joint ventures. The Company uses this fleet to transport approximately 23.5 million tons of cargo annually to nearly 250 ports around the world, averaging approximately 46 vessels in service daily in 2023 and 46 vessels year-to-date 2024.
On September 23, 2024, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with the Selling Shareholder, Renaissance Holdings LLC, a wholly-owned subsidiary of the Selling Shareholder (“Renaissance”), and Renaissance Merger Sub LLC, a wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to which the Company agreed to acquire Renaissance from the Selling Shareholder through the merger of Merger Sub with and into Renaissance, with Renaissance surviving the merger as a wholly-owned subsidiary of the Company (the “Merger”). As a result of the Merger, the Company acquired ownership of, or assumed bareboat charters-in with purchase options for, 15 handysize bulk vessels currently owned or chartered-in by the Selling Shareholder indirectly through Renaissance and its wholly-owned subsidiaries (collectively, the “Acquisition Fleet”).  Pursuant to the Merger Agreement, as consideration for its limited liability interests in Renaissance, the Selling Shareholder received 18,059,342 common shares, par value $0.0001 per share, of the Company (the “common shares”). The shareholders of the Company approved the Merger Consideration, which was in excess of 20% of the Company’s issued and outstanding common stock prior to the issuance and required shareholder approval pursuant to Nasdaq listing rules, on December 30, 2024.

Corporate and Other Information
The Company is a holding company incorporated under the laws of Bermuda as an exempted company limited by shares on April 29, 2014. Bulk Partners (Bermuda) Ltd., which is wholly owned by the Company, is also a holding company that was incorporated under the laws of Bermuda as an exempted company limited by shares on June 17, 2008, the subsidiaries of which provide seaborne drybulk transportation and ancillary services. The Company owns its vessels through separate wholly-owned subsidiaries and through joint venture entities, which we consolidate as variable interest entities. The Company’s wholly-owned subsidiaries are organized in Bermuda, Denmark, British Virgin Islands, Panama, Marshall Islands, Singapore and Delaware.
The Company’s principal executive headquarters is located at 109 Long Wharf, Newport, Rhode Island 02840, and its phone number at that address is (401) 846-7790. The Company also has offices in Copenhagen, Denmark, Athens, Greece and Singapore. The Company’s corporate website address is http://www.pangaeals.com. The information contained on or accessible from its corporate website is not part of this prospectus.

The Offering
The Issuer	Pangaea Logistics Solutions Ltd.

Securities Offered by the Selling Shareholder	18,359,342 common shares, par value $0.0001 per share

Use of Proceeds
We will not receive any of the proceeds from the sale or other disposition of the common shares held by the Selling Shareholder pursuant to this prospectus. The selling shareholder will receive all of the net proceeds from the sale of our common shares they are offering pursuant to this prospectus.

The Selling Shareholder will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by it in disposing of its common shares, and we will bear all other costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

Nasdaq Symbol	“PANL”

Risk Factors
Investing in our common shares involves risks. You should carefully consider the risks discussed under the caption “Risk Factors” beginning on page 5 of this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC  on  March  14,  2024,  and  under  the  caption  “Risk Factors” or any similar caption in the documents that we subsequently file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus, and in any free writing prospectus that you may be provided in connection with the offering of common shares pursuant to this prospectus.

RISK FACTORS
An investment in our common shares involves a high degree of risk. Before making a decision to invest in our common shares, you should consider carefully in their entirety the risk factors in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 14, 2024 and in our Quarterly Reports on Form 10-Q filed subsequent to such Annual Report on Form 10-K, which are incorporated by reference into this prospectus and any prospectus supplement, as the same may be amended, supplemented, or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended. This prospectus also contains forward-looking statements and estimates that involve risks and uncertainties. In connection with such forward looking statements, you should also carefully review the cautionary statements referred to under “Forward Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of these risks and risks not known to us or that we currently believe are immaterial.
Risks Related to this Offering
You may experience future dilution as a result of future equity offerings and other issuances of our common shares or other securities.
In order to raise additional capital, we may in the future offer additional common shares or other securities convertible into or exchangeable for our common shares, including convertible debt. We cannot predict the size of future issuances or sales of our common shares, including those made pursuant to the continuous offering program sales agreement or in connection with future acquisitions or capital activities, or the effect, if any, that such issuances or sales may have on the market price of our common shares. The issuance and sale of substantial amounts of common shares, including issuance and sales pursuant to the continuous offering program sales agreement, or announcement that such issuance and sales may occur, could adversely affect the market price of our common shares. In addition, we cannot assure you that we will be able to make future sales of our common shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing common shares or other securities in the future could have rights that are superior to existing shareholders. The price per share at which we sell additional common shares or other securities convertible into or exchangeable for our common shares in future transactions may be higher or lower than the price per share in this offering, and could adversely impact the trading price of our common shares.
Following the Merger, the Company may not realize all of the anticipated benefits or those benefits may take longer to realize than expected. The combined company may also encounter significant difficulties in integrating the two businesses.
There is a risk that some or all of the expected benefits of the combination of the Acquisition Fleet in connection with the Merger may fail to materialize, or may not occur within the anticipated time periods. The realization of the anticipated benefits may be affected by a number of factors, many of which will be beyond the control of the Company. The challenge of combining previously independent fleets makes evaluating the business and future financial prospects of the Company following the merger difficult.  The existing Pangaea and Acquisition Fleet have operated independently prior to consummation of the Merger.  Realization of the anticipated benefits in the Merger will depend, in part, on the ability of Pangaea to successfully integrate the Acquisition Fleet in an efficient and timely manner and without adversely affecting current revenues and investments in future growth.
Following the Merger, Pangaea will be required to devote significant management attention and resources to integrating the Acquisition Fleet.  The diversion of management’s attention and any delays or difficulties encountered in connection with the Merger and the subsequent coordination of the two fleets could have an adverse effect on the business, financial results, financial condition or the share price of the Company following the Merger. The coordination process may also result in additional and unforeseen expenses.

The Merger could result in shareholder litigation that could cause the Company to incur unexpected costs.
Although no litigation is currently pending the Merger transaction could result in one or more shareholder lawsuits alleging breaches of fiduciary duties related to the process leading to the Merger, potential conflicts of interest, inadequate merger consideration, the failure to disclose allegedly material information related to the merger in the Company’s definitive proxy statement or other SEC filings or other allegations of wrongdoing. Although the Company does not believe that any cause of action related to the Merger exists and intends to vigorously defend any claims made based on such allegations, the outcome of any such litigation is uncertain and, if not resolved favorably to the Company, could result in substantial costs to the Company, including any costs associated with the litigation defense.
Bermuda recently enacted new tax legislation that will impose a corporate income tax on certain Bermuda companies. Any new tax liability in Bermuda or another jurisdiction based on our incorporation in Bermuda could have a material adverse effect on our business, results of operations and financial condition.
The Company previously received a written assurance from the Bermuda Minister of Finance under The Exempted Undertaking Tax Protection Act 1966 of Bermuda (the "EUTP") to the effect that if there is enacted in Bermuda any legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to us or to any of our operations or common shares, debentures or other obligations or securities until March 31, 2035, except insofar as such tax applies to persons ordinarily resident in Bermuda or is payable by us in respect of real property owned or leased by us in Bermuda.  While the Company is not subject to tax on income, profits, withholding, capital gains or capital transfers under current law, the Bermuda Government recently passed a new law titled the Corporate Income Tax Act, 2023 (the "CIT Act"), which imposes a 15% minimum corporate income tax rate and expressly supersedes the written assurance we received under the EUTP.
Under the CIT Act, Bermuda corporate income tax will be chargeable with respect to fiscal years beginning on or after January 1, 2025 and will apply to Bermuda entities that are part of a multinational group with annual revenue above 750 million euros in at least two of the prior four fiscal years. We currently do not expect this corporate income tax to have an impact on the Company. However, if we incur tax liability in Bermuda as a result of the CIT Act or in any other jurisdiction as a result of our incorporation in Bermuda, it could have a material adverse effect on our business, results of operations and financial condition.
Bermuda recently fully implemented new data privacy legislation that will impose regulations on certain Bermuda companies which use personal information. Any use by the Company of personal information in Bermuda will be subject to the relevant provisions of the new data privacy legislation.
The Company, its affiliates and service providers are each subject to risks associated with a breach in cybersecurity allowing unauthorized access to personal information. Cybersecurity is a generic term used to describe the technology, processes and practices designed to protect networks, systems, computers, programs and data from both intentional cyber-attacks and hacking by other computer users, as well as unintentional damage or interruption that, in either case, can result in damage and disruption to hardware and software systems, loss or corruption of data and/or misappropriation of confidential information including personal information.
As of January 1st, 2025, the Company has certain duties and obligations under Bermuda’s Personal Information Protection Act 2016 (“PIPA”) concerning the use in Bermuda of an individual’s personal information. PIPA is based on internationally accepted principles of privacy and data protection. Oversight and enforcement of PIPA is the responsibility of the Office of the Privacy Commissioner of Bermuda. A breach of PIPA by the Company could lead to enquiry or enforcement actions by the Privacy Commissioner, suits for civil remedies by individuals brought in a Court of competent jurisdiction, or in criminal prosecutions brought by the Government of Bermuda either as summary or indictable offences.
Even though PIPA applies to all organizations that use personal information in Bermuda, the onerous nature and the extent of any organization’s compliance to the administrative requirements of PIPA is based on a “proportional risk” based model. PIPA’s proportional risk structure allows companies that use very little personal information to generally fall at the de minimis end of PIPA’s compliance spectrum.

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this prospectus and the documents incorporated by reference that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “projects,” “forecasts,” “ may,” “should” and similar expressions are forward-looking statements.
All statements in this prospectus that are not statements of either historical or current facts are forward-looking statements. Forward-looking statements include, but are not limited to, such matters as:
•	our future operating or financial results;
•
our ability to charter-in vessels and to enter into COAs (“Contract of Affreightment”), voyage charters, time charters and forward freight agreements, and the performance of our counterparties in such contracts;

•	our financial condition and liquidity, including our ability to obtain financing in the future to fund capital expenditures, acquisitions and other general corporate activities;
•	our expectations of the availability of vessels to purchase, the time it may take to construct new vessels, and vessels’ useful lives;
•	competition in the drybulk shipping industry;
•	our ability to successfully integrate the Acquisition Fleet into our existing operations;
•
our business strategy and expected capital spending or operating expenses, including drydocking and insurance costs and the ability to expand our presence in logistics trades and custom supply chain management;

•	global and regional economic and political conditions and sanctions, including war and piracy; and
•	statements about shipping market trends, including charter rates and factors affecting supply and demand.
•
Many of these statements are based on our assumptions about factors that are beyond our ability to control or predict and are subject to risks and uncertainties that are described in the section of this prospectus entitled “Risk Factors” and elsewhere in this prospectus. Any of these factors or a combination of these factors could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements.

Factors that might cause future results to differ include, but are not limited to, the following:
•	changes in governmental rules and regulations or actions taken by regulatory authorities;
•	cybersecurity threats, including the potential misappropriation of assets or sensitive information, corruption of data or operational disruption;
•	changes in economic and competitive conditions affecting our business, including market fluctuations in charter rates and charterers’ abilities to perform under existing time charters;
•	potential liability from future litigation and potential costs due to environmental damage and vessel collisions;
•	the impact of sanctions on movement of commodities and demand for supply of drybulk vessels;
•	the length and number of off-hire periods; and
•	other factors discussed under the “Risk Factors” section of this prospectus.
You should not place undue reliance on forward-looking statements contained in this prospectus because they are statements about events that are not certain to occur as described or at all. All forward-looking statements in this prospectus are qualified in their entirety by the cautionary statements contained in this prospectus. These forward-looking statements are not guarantees of our future performance, and actual results and future developments may vary materially from those projected in the forward-looking statements.
Except to the extent required by applicable law or regulation, we undertake no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated event.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale or other disposition of the common shares held by the Selling Shareholder pursuant to this prospectus. The selling shareholder will receive all of the net proceeds from the sale of our common shares they are offering pursuant to this prospectus.
The Selling Shareholder will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by it in disposing of its common shares, and we will bear all other costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

CAPITALIZATION
The following table sets forth our cash and cash equivalents, and capitalization as of September 30, 2024, as adjusted for the consummation of the Merger on December 30, 2024:

You should read the data set forth in the table below in conjunction with (a) our audited consolidated financial statements, including the related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” from our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and (b) our unaudited condensed consolidated financial statements, including the related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” from our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, each of which are incorporated by reference into this prospectus.

	September 30, 2024
	Actual	As Adjusted(1)

Cash and cash equivalents	$93,119,521	$93,119,521
Stockholders’ equity:
Common shares, $0.0001 par value	4,692	6,496
Additional paid-in capital	167,167,687	262,880,394
Retained earnings	165,417,353	165,417,353
Total stockholders’ equity	332,589,732	428,304,243
Non-controlling interest	46,224,871	46,224,871
Total capitalization	$378,814,603	$474,529,114

(1) As adjusted column gives effect to the consummation of the Merger Agreement and the issuance of the Merger Shares as of December 30, 2024.

SELLING SHAREHOLDER
This prospectus covers the public resale of up to 18,359,342 common shares owned by the Selling Shareholder listed in the table below.
The Selling Shareholder may from time to time offer and sell any or all of the common shares set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Shareholder” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Shareholder’s interest in the common shares other than through a public sale. We cannot advise you as to whether the Selling Shareholder will in fact sell any or all of such common shares. In addition, the Selling Shareholder may sell, transfer or otherwise dispose of, at any time and from time to time, the common shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Shareholder will have sold all of the securities covered by this prospectus upon the completion of the offering.
The following table sets forth, to the Company’s knowledge after review of information reasonably obtainable, as of the date of this filing (or such other date as such information was provided to us by the applicable Selling Shareholder), the name and address of the Selling Shareholder, the number of common shares beneficially owned, the number of common shares that the Selling Shareholder may offer pursuant to this prospectus and the number of common shares beneficially owned by the Selling Shareholder after the sale of the securities offered hereby.
Selling Shareholder information for each additional Selling Shareholder, if any, will be set forth by a prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Shareholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Shareholder and the number of shares registered on its behalf. A Selling Shareholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”
The beneficial ownership of our common shares is based on 64,961,433 shares outstanding as of January 15, 2025. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security.
Based on the information provided to us, the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.
	Beneficially Owned Before the Offering			Beneficially Owned After the Offering
Selling Shareholder(1)	Number of Common Shares	% of Common Shares	Number of Common Shares Being Offered	Number of Common Shares	% of Common Shares
Strategic Shipping Inc. (1)	18,359,342	28.3%	18,359,342	0	*	%

*less than 1%.
(1) The sole shareholder of Strategic Shipping Inc. is Strategic Investment LLC. The majority shareholder of Strategic Investment LLC is a trust, the sole trustee of which is Pacific Star Private Trust Company Ltd., which may be deemed to share voting and dispositive power with respect to the shares of the Company held by Strategic Shipping Inc. The business address of Strategic Shipping Inc. and Strategic Investment LLC is c/o M.T. Maritime Management (USA) LLC, 2960 Post Road, Southport, CT 06890.The names of each of the directors of Pacific Star Private Trust Company Ltd. is Lui Yuen Leung, Lui-Tan Kwan Siu, Christina Tan, Doug MacShane, Tham Keng Chuen, Karen Corless and Anna Bruce-Smith. The address for all of the foregoing entities and individuals is c/o Conyers Corporate Services (Bermuda) Limited, Clarendon House, 2 Church Street, Hamilton, Pembroke, HM11 Bermuda.

Material Relationships with the Selling Shareholder
Merger Agreement
On September 23, 2024, the Company entered into Merger Agreement with the Selling Shareholder, Renaissance Merger Sub, pursuant to which the Company agreed to acquire Renaissance from the Selling Shareholder through the merger of Merger Sub with and into Renaissance, with Renaissance surviving the merger as a wholly-owned subsidiary of the Company. As a result of the Merger, the Company acquired ownership of, or assumed bareboat charters-in with purchase options for, 15 handysize drybulk vessels currently owned or chartered-in by the Selling Shareholder indirectly through Renaissance and its wholly-owned subsidiaries. Pursuant to the Merger Agreement, as consideration for its limited liability interests in Renaissance, the Selling Shareholder received 18,059,342 common shares of the Company. The shareholders of the Company approved the Merger Consideration, which was in excess of 20% of the Company’s issued and outstanding common stock prior to the issuance and required shareholder approval pursuant to Nasdaq listing rules, on December 30, 2024.
Investor and Registration Rights Agreement
The Company and the Selling Shareholder also entered into an Investor and Registration Rights Agreement on December 30, 2024 (the “Investor Rights Agreement”) pursuant to which the Company granted the Selling Shareholder customary resale registration rights under the Securities Act of the 18,059,342 common shares constituting the Merger Consideration and additional common shares, acquired by the Selling Shareholder. The Investor Rights Agreement also provides the Selling Shareholder with certain pre-emptive rights and the right to designate up to two members to the Company’s board of directors (the “Board”).
Pursuant to the Investor Rights Agreement, the Company agreed to file this shelf registration statement of which this prospectus forms a part, with the SEC covering the resale of all Registrable Securities (as defined in the Investor Rights Agreement) on a delayed or continuous basis and to use its reasonable best efforts to have such shelf registration statement declared effective as soon as practicable after the filing thereof. The Selling Shareholder was also granted customary piggyback rights under the Investor Rights Agreement.
Board Designation Right
As a result of the Merger and pursuant to the Investor Rights Agreement, the Selling Shareholder has the right to designate up to two persons to the Company’s Board immediately after consummation of the Merger. At least one of the Selling Shareholder’s nominees shall be independent as determined in accordance with Nasdaq Stock Market Rules 5605(a)(ii) and 5605-6. The Company is required to nominate at each subsequent annual meeting (i) two Selling Shareholder designated directors or designated replacements so long as the Selling Shareholder holds at least 20% of the then issued and outstanding shares of the Company’s common stock, and (ii) one Selling Shareholder designated director or a designated replacement so long as the Selling Shareholder holds at least 10% but less than 20% of the then issued and outstanding shares of Company common stock.  For so long as Selling Shareholder has the right to nominate at least one director, one Selling Shareholder designated director shall be a member of the compensation committee of the Board. The Company will take no action (without the consent of the Selling Shareholder) which would result in a reduction in the Selling Shareholder’s percentage of directors on the Board from its percentage immediately following the consummation of the Merger except if the Board agrees to increase its size in connection with terms agreed as part of a Fundamental Transaction (as defined in the Merger Agreement) to grant the counterparty in such transaction a board seat(s).
Pursuant to the foregoing, SSI designated Christina Tan and Gary Vogel to the board of directors and are expected to be appointed by the board of directors.

Pre-emptive Rights and Beneficial Ownership Limitation

The Investor Rights Agreement also provides the Selling Shareholder with certain pre-emptive rights to participate in future equity issuances by the Company, subject to customary exclusions, provided however that the Selling Shareholder shall have the right at all times to maintain a minimum beneficial ownership interest in the Company’s shares of common stock of at least 25%.  In addition, the Investor Rights Agreement provides that the Selling Shareholder’s beneficial ownership interest (as defined under Section 13(d) of the Exchange Act) shall not exceed 30% of the Company’s issued and outstanding common shares (the “Beneficial Ownership Limitation”). The Beneficial Ownership Limitation will be automatically waived in certain circumstances, including when the Company’s Board (i) consents to such acquisition in excess of the Beneficial Ownership Limitation or (ii) reasonably determines that the Company has commenced negotiations with respect to the terms of a potential transaction that may reasonably be expected to result in a change of control of the Company.
The foregoing descriptions of the Merger Agreement and Investor Rights Agreement are summaries and are qualified in its entirety by reference to the Merger Agreement and the Investor Rights Agreement filed or incorporated by reference herein as Exhibit 2.1 and Exhibit 4.1, respectively, to this Registration Statement on Form S-3.

PLAN OF DISTRIBUTION
This prospectus relates to the resale, from time to time, by the Selling Shareholder named in this prospectus of an aggregate of up to 18,359,342 common shares.
We are registering the securities covered by this prospectus on behalf of the Selling Shareholder. All costs, expenses and fees connected with the registration of such securities will be borne by us. Any brokerage commissions and similar expenses connected with selling such securities will be borne by the Selling Shareholder. We will not receive any of the proceeds from the sale of the securities by the Selling Shareholder.
Upon effectiveness of the Registration Statement of which this prospectus forms a part, the securities beneficially owned by the Selling Shareholder covered by this prospectus may be offered and sold from time to time by the Selling Shareholder. The Selling Shareholder may sell or distribute the securities included in this prospectus through underwriters, through agents, to brokers or dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, at fixed prices (which may be changed), or at varying prices determined at the time of sale.
In addition, the Selling Shareholder may sell some or all of the securities offered in this prospectus through:
•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers;
•	an over-the-counter distribution;
•	privately negotiated transactions;
•
trading plans entered into by us pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans;

•	otherwise through a combination of any of the above methods of sale; or
•	any other method permitted pursuant to applicable law.

In addition, the Selling Shareholder may enter into option, share lending or other types of transactions that require it to deliver its securities to an underwriter or broker-dealer, who will then resell or transfer the securities under this prospectus. The Selling Shareholder may enter into hedging transactions with respect to our securities. For example, it may:
•	enter into transactions involving short sales of our common shares by underwriters or broker-dealers;
•	sell common shares short and deliver the shares to close out short positions;
•
enter into option or other types of transactions that require us or the Selling Shareholder to deliver common shares to an underwriter or broker-dealer, who will then resell or transfer the common shares under this prospectus; or

•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

The Selling Shareholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of common shares covered by this prospectus.  The Selling Shareholder might not sell any securities under this prospectus. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The Selling Shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If such short sale transactions occur, the third party may use securities pledged by us or the Selling Shareholder or borrowed from us to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be deemed to be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, the Selling Shareholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The Selling Shareholder and any broker-dealers or other persons acting on our behalf or on behalf of the Selling Shareholder that participates with us or the Selling Shareholder in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. As a result, we have informed the selling shareholders that Regulation M, promulgated under the Exchange Act, may apply to sales by the selling shareholders in the market. The Selling Shareholder may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of our common shares against certain liabilities, including liabilities arising under the Securities Act.
Some of the underwriters, dealers or agents used by us or the Selling Shareholder in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us and/or the Selling Shareholder, as applicable, or affiliates of ours and/or theirs, as applicable, in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us and/or the Selling Shareholder to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us and/or the Selling Shareholder for certain expenses.  As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any underwriter,  agent, broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.
At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the Selling Shareholder and any discounts, commissions or concessions allowed or re-allowed or paid to underwriters, dealers or agents; any securities exchanges on which the securities may be listed; the method of distribution of the securities; the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and any other information we think is important. Furthermore, we, our executive officers, our directors and the selling shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for our common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements, securities exercised and/or sold pursuant to trading plans entered into by the selling shareholders pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through Nasdaq, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.

DESCRIPTION OF SHARE CAPITAL
The following is a description of the material terms of our common shares and includes a summary of specified provisions of our bye-laws. This description is qualified by reference to our bye-laws, which are incorporated herein by reference.
General
Our constitutional documents provide for the issuance of 100,000,000 common shares, par value $0.0001, of which 64,961,433 common shares are issued and outstanding as of the date of this prospectus, and 1,000,000 preferred shares, par value $0.0001, of which 0 preferred shares are issued and outstanding as of the date of this prospectus.
Common Shares
The holders of our common shares will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.
There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares that vote for the election of directors can elect all of the directors. Directors are elected to a staggered board, which may discourage, delay or prevent a change in control of the Company.
Holders of our common shares will not have any conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common shares.
Preferred Shares
The Company’s memorandum of association and amended and restated bye-laws authorized the issuance of 1,000,000 blank check preferred shares with such designations, rights and preferences as may be determined from time to time by the Board. Accordingly, the Board is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common shares. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of the Company.
Dividends
The payment of dividends is entirely within the discretion of the Board and is contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent. Under Bermuda law, the board of directors has no discretion to declare or pay a dividend if there are reasonable grounds for believing that the Company is, or would after the payment be, unable to pay its liabilities as they become due or the realizable value of the Company’s assets would thereby be less than its liabilities.
Transfer Agent
Our transfer agent for our common shares is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.
Market Listing
Our common shares are listed on Nasdaq under the symbol “PANL”.
Holders of Common Shares
As of January 14, 2025, we had approximately 15 record holders of our common shares, based on information provided by our transfer agent. The foregoing number of record holders does not include an unknown number of shareholders who hold their shares in “street name.”

Comparison between Bermuda and United States
The Company is an exempted company organized under the Bermuda Companies Act. The Bermuda Companies Act differs in some material respects from laws generally applicable to United States companies and their shareholders. However, a general permission issued by the Bermuda Monetary Authority results in the Company’s common shares being freely transferable among persons who are residents and non-residents of Bermuda. Each shareholder, whether a resident or non-resident of Bermuda, is entitled to one vote for each share of stock held by the shareholder.
Taxes
There is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by us or by our shareholders in respect of our shares. We have obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Protection Act 1966, as amended, that in the event any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to it, to any of its operations or to its shares, debentures or other obligations except insofar as such tax applies to persons ordinarily resident in Bermuda or is payable by us in respect of real property owned or leased by us in Bermuda.
There is no reciprocal tax treaty between Bermuda and the United States that affects the Company or its shareholders.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Appleby (Bermuda) Limited, Canon’s Court, 22 Victoria Street, Hamilton HM with respect to matters of Bermuda law and by Seward & Kissel LLP, One Battery Park Plaza New York, New York 10004, with respect to matters of U.S. federal law.
EXPERTS
The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The combined financial statements of Renaissance incorporated by reference in this prospectus for the year ended December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, incorporated by reference therein, and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The offices of Ernst & Young LLP are located at One Raffles Quay, North Tower, Level 18, Singapore 048583.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed the Form S-3 under the Securities Act with the SEC with respect to the common shares offered by this prospectus. This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, some of which is contained in exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common shares, we refer you to the Registration Statement, including the exhibits filed as a part of the Registration Statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the Registration Statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. You may read and copy reports, proxy statements and other information filed by us with the SEC at the SEC web site: http://www.sec.gov.
We are subject to the informational and reporting requirements of the Securities Exchange Act of 1934, as amended, and have filed and will file annual, quarterly and current reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.pangaeals.com. You may access these materials free of charge as soon as is reasonably practicably after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus certain information that we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus. You should not assume that the information in this prospectus is current as of any date other than the date of this prospectus, and you should not assume that the information contained in a document incorporated by reference is accurate as of any date other than the date of such document (or, with respect to particular information contained in such document, as of any date other than the date set forth within such document as the date as of which such particular information is provided). We incorporate by reference into this prospectus (i) the documents listed below, (ii) any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act following the date of this prospectus and prior to the termination of the offering covered by this prospectus and any prospectus supplement, and (iii) filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the Registration Statement of which this prospectus is a part and prior to the effectiveness of such Registration Statement, in each case, other than information furnished to the SEC (including, but not limited to, information furnished under Items 2.02 or 7.01 of Form 8-K and any corresponding information furnished with respect to such Items under Item 9.01 or as an exhibit) and which is not deemed filed under the Exchange Act:
•	our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023, filed with the SEC on January 13, 2025;
•
our Quarterly Reports on Form 10-Q/A for the quarter ended March 31, 2024 filed with the SEC on January 13, 2025, for the quarter ended June 30, 2024 filed with the SEC on January 13, 2025, and the Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on November 12, 2024;

•	our Definitive Proxy Statements on Schedule 14A, filed with the SEC on June 24, 2024 and on December 18, 2024; and
•
our Current Reports on Form 8-K, filed with the SEC on March 15, 2024, May 9, 2024, August 8, 2024, August 9, 2024, September 24, 2024, September 24, 2024, November 13, 2024, November 13, 2024, December 30, 2024 and January 6, 2025.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus. Requests for such documents should be directed to:
Pangaea Logistics Solutions Ltd.
109 Long Wharf
Newport, Rhode Island 02840
(401) 846-7790

PANGAEA LOGISTICS SOLUTIONS LTD.

18,359,342 Common Shares Offered by the Selling Shareholder

PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth an itemized statement of the amounts of all expenses payable by us in connection with the registration of the common shares offered hereby. With the exception of the Registration Fee, the amounts set forth below are estimates.
SEC Registration Fee	$14,958.02
Legal Fees and Expenses	75,000
Accounting Fees and Expenses	100,000
Miscellaneous	10,041.98
Total	$200,000

Item 15. Indemnification of Directors and Officers.
Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may in its bye-laws or in any contract or arrangement between the company and any officer, or any person employed by the company as auditor, exempt such officer or person from, or indemnify him in respect of, any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the officer or person may be guilty in relation to the company or any subsidiary thereof.
We have adopted provisions in our bye-laws that provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Our bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director.
Insurance. We maintain directors’ and officers’ liability insurance, which covers directors and officers of our Company against certain claims or liabilities arising out of the performance of their duties.
Indemnification Agreements. The Registration Rights Agreement provides for indemnification of our directors and officers to the fullest extent permitted by applicable Bermuda law against all expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in actions or proceedings, including actions by us or in our right, arising out of such person’s services as our director or officer, any of our subsidiaries or any other company or enterprise to which the person provided services at our Company’s request.
Item 16. Exhibits and Financial Statement Schedules
The exhibits to the Registration Statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

Item 17. Undertakings
The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that subparagraphs (1)(i), (1)(ii), and (1)(iii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	Not applicable.
(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	If the registrant is relying on Rule 430B:
(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus related, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
(a)
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(7)	Not applicable.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) – (f)	[Reserved]
(g)	Not applicable.
(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i) – (k)	Not applicable.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport, Rhode Island on January 15, 2025.
Pangaea Logistics Solutions Ltd.

By:	/s/ Mark Filanowski
Name:	Mark L. Filanowski
Title:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Edward S. Horton, Nicholas Katsanos, Kevin Gallagher and Michael Indelicato, as his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities on January 15, 2025.
Signature	Title
/s/ Mark L. Filanowski Mark L. Filanowski	Principal Executive Officer and Director
/s/ Gianni DelSignore Gianni DelSignore	Principal Financial Officer and Principal Accounting Officer
/s/ Mads Rosenberg Boye Petersen Mads Rosenberg Boye Petersen	Chief Operating Officer
/s/ Richard T. du Moulin Richard T. du Moulin	Chairman of the Board and Director
/s/ Anthony Laura Anthony Laura	Director
/s/ Carl Claus Boggild Carl Claus Boggild	Director
/s/ Karen H. Beachy Karen H. Beachy	Director
/s/ Eric S. Rosenfeld Eric S. Rosenfeld	Director
/s/ David D. Sgro David D. Sgro	Director

EXHIBIT INDEX
Exhibit no.	Description
2.1
Agreement and Plan of Merger, dated September 23, 2024, with Strategic Shipping Inc., Renaissance Holdings LLC and Renaissance Merger Sub LLC (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K on September 24, 2024).

3.1	Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1 filed on February 4, 2015).
3.2	Bye-laws of Company (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-1 filed on February 4, 2015).
4.1	Investor and Registration Rights Agreement, dated December 30, 2024, between the Company and Strategic Shipping Inc.
5.1	Opinion of Appleby (Bermuda) Limited, Bermuda Counsel to the Company.
8.1	Opinion of Seward & Kissel LLP, with respect to certain tax matters.
23.1	Consent of the Company’s Independent Registered Public Accounting Firm.
23.2	Consent of Renaissance’s Independent Registered Public Accounting Firm.
23.3	Consent of Appleby (Bermuda) Limited (included in opinion filed as Exhibit 5.1).
24.1	Power of attorney (included on signature page).
107	Filing Fee Table.